Exhibit 99.2
Supplemental Financial Information — Fiscal Quarter Ended August 31, 2007

Additional Financial Data
(in thousands)
(unaudited)
TABLE A
Sales by Geography (a)

	Three Months Ended
	August 31,	June 1,	September 1,
	2007	2007	2006

China	$146,754	$141,968	$134,117
Europe, Middle East and Africa	69,662	66,623	69,534
North America	60,018	61,569	58,423
Asia Pacific Rim (ex-China)	23,382	23,924	22,751
Latin and South America	19,618	16,834	15,319

Total Sales	$319,434	$310,918	$300,144

(a)	DVBU and TippingPoint segment sales are included in geographic categories based on the location of the end customer. H3C segment sales included in the geographic categories are based upon the hub locations of OEM partners in the case of OEM sales and the location of end-customers in the case of direct customer sales.
Sales by Product Category

	Three Months Ended
	August 31,	June 1,	September 1,
	2007	2007	2006

Networking	$261,976	$252,007	$244,033
Security	31,483	32,362	25,462
Voice	16,321	16,835	15,949
Services	9,030	9,147	8,351
Connectivity Products	624	567	6,349

Total Sales	$319,434	$310,918	$300,144

3Com Corporation
Reconciliation of Non-GAAP Measures
(in thousands, margin and except per-share data)
(unaudited)
TABLE B

	Three Months Ended
	August 31,	June 1,	September 1,
	2007	2007	2006
GAAP gross margin	46.6%	44.5%	45.5%
Impacts to cost of sales from purchase accounting adjustments to inventory [a]	1.8%	0.2%	0.0%
Stock-based compensation expense [b]	0.1%	0.2%	0.1%

Non-GAAP gross margin	48.5%	44.9%	45.6%

GAAP operating loss	$(25,687)	$(93,336)	$(20,868)
Restructuring	425	718	(75)
Amortization of intangible assets	26,006	7,897	12,181
In-process research and development [c]	—	34,053	—
Employee Appreciation Rights Plan (EARP) [d]	—	57,308	—
Impacts to cost of sales from purchase accounting adjustments to inventory [a]	5,528	636	—
Stock-based compensation expense [b]	3,863	4,962	3,287

Non-GAAP operating income (loss)	$10,135	$12,238	$(5,475)

GAAP net loss	$(18,654)	$(66,224)	$(14,068)
Restructuring	425	718	(75)
Amortization of intangible assets	26,006	7,897	12,181
In-process research and development [c]	—	34,053	—
Employee Appreciation Rights Plan (EARP) [d]	—	57,308	—
Impacts to cost of sales from purchase accounting adjustments to inventory [a]	5,528	636	—
Stock-based compensation expense [b]	3,863	4,962	3,287
Huawei’s 49% minority interest in H3C’s amortization and EARP charges as shown above	—	(30,256)	(4,209)
Gain on sales of assets [e]	(4,930)	—	(2,296)
Gain on insurance settlement [f]	—	(3,908)	—

Non-GAAP net income (loss)	$12,238	$5,186	$(5,180)

GAAP net loss per share	$(0.05)	$(0.17)	$(0.04)
Restructuring	0.00	0.00	(0.00)
Amortization of intangible assets	0.07	0.02	0.03
In-process research and development [c]	—	0.09	—
Employee Appreciation Rights Plan (EARP) [d]	—	0.15	—
Impacts to cost of sales from purchase accounting adjustments to inventory [a]	0.01	—	—
Stock-based compensation expense [b]	0.01	0.01	0.01
Huawei’s 49% minority interest in H3C’s amortization and EARP charges as shown above	—	(0.08)	(0.01)
Gain on sales of assets [e]	(0.01)	—	—
Gain on insurance settlement [f]	—	(0.01)	—

Non-GAAP net income (loss) per share, basic and diluted	$0.03	$0.01	$(0.01)

Shares used in computing basic per share amounts	397,041	395,988	391,885
Shares used in computing diluted per share amounts	400,543	400,196	391,885

[a]	Results from our 49% H3C acquisition transaction.

[b]	Stock-based compensation expense is included in the following cost and expense categories by period

	Three Months Ended
	August 31,	June 1,	September 1,
	2007	2007	2006
Cost of sales	384	457	319
Sales and marketing	975	1,398	1,237
Research and development	721	848	1,168
General and administrative	1,783	2,259	563

[c]	This charge is related to technology acquired in the 49% H3C acquisition.

[d]	These charges represent the initial portion of the Equity Appreciation Rights Plan for H3C employees triggered by 3Com’s acquisition of the remaining 49% ownership of H3C. They are included in the following cost and expense categories by period

	Three Months Ended
	August 31,	June 1,	September 1,
	2007	2007	2006
Cost of sales	—	5,716	—
Sales and marketing	—	17,727	—
Research and development	—	27,230	—
General and administrative	—	6,635	—

[e]	These gains relate to a patent sale in Q1 fiscal 2008 and a sale of venture funds in Q1 fiscal 2007.

[f]	This gain relates to insurance proceeds from an insurance settlement for our Hemel facility.

3Com Corporation
Segment Reporting
(in thousands)
(unaudited)
TABLE C

	Three Months Ended August 31, 2007
		Data Voice			Eliminations /
	H3C	Business Unit	TippingPoint	Corporate	Other	Total
Sales	$186,928	$139,576	$25,468	[a]	$(32,538)	$319,434
Gross profit	94,790	43,542	16,626	(110)[b]	(5,912)[c]	148,936
Operating expenses	67,811	48,202	17,179	11,521 [b]	29,910 [d]	174,623

Operating income (loss)	26,979	(4,660)	(553)	(11,631)	(35,822)	(25,687)

	Three Months Ended September 1, 2006
		Data Voice			Eliminations /
	H3C	Business Unit	TippingPoint	Corporate	Other	Total
Sales	$169,968	$137,068	$18,755	[a]	$(25,647)	$300,144
Gross profit	80,084	44,544	12,210	(90)[b]	(319)[c]	136,429
Operating expenses	59,788	55,620	16,334	10,481 [b]	15,074 [d]	157,297

Operating income (loss)	20,296	(11,076)	(4,124)	(10,571)	(15,393)	(20,868)

	Three Months Ended June 1, 2007
		Data Voice			Eliminations /
	H3C	Business Unit	TippingPoint	Corporate	Other	Total
Sales	$175,727	$138,421	$24,662	[a]	$(27,892)	$310,918
Gross profit	85,121	44,119	16,248	(243)[b]	(6,809)[c]	138,436
Operating expenses	55,180	47,731	18,734	11,362 [b]	98,765 [d]	231,772

Operating income (loss)	29,941	(3,612)	(2,486)	(11,605)	(105,574)	(93,336)

[a]	-	eliminations for inter-company revenue during the respective periods.

[b]	-	represents costs not directly attributable to any operating business segment.

[c]	-	includes stock based compensation in all periods plus purchase accounting inventory related adjustments and EARP as applicable.

[d]	-	includes: stock-based compensation, amortization, and restructuring in all periods, plus in process research and development and EARP as applicable.

3Com Corporation
Consolidated Statement of Cash Flows
(In thousands)
(unaudited)
Table D

	Three Month's Ended
	August 31,	September 1,
	2007	2006
Cash flows from operating activities:
Net loss	$(18,654)	$(14,068)
Adjustments to reconcile loss from continuing operations to net cash provided by (used in) operating activities:
Depreciation and amortization	34,666	20,095
Loss (gain) on property and equipment disposals	49	(7,605)
Minority interest	—	8,942
Stock-based compensation expense	3,863	3,287
Gain on investments, net	(185)	(2,422)
Deferred income taxes	(845)	(3,716)
Change in assets and liabilities:
Accounts receivable	(13,242)	(5,838)
Inventories	4,697	(21,662)
Other assets	2,945	14,314
Accounts payable	(4,001)	(6,623)
Other liabilities	(68,300)	18,582

Net cash (used in) provided by operating activities	(59,007)	3,286

Cash flows from investing activities:
Purchase of investments	—	(190,310)
Proceeds from maturities and sales of investments	442	180,524
Purchase of property and equipment	(5,607)	(6,012)
Proceeds from sale of property and equipment	645	33,108

Net cash (used in) provided by investing activities	(4,520)	17,310

Cash flows from financing activities:
Issuances of common stock	837	2,934
Repurchases of common stock	(183)	(187)

Net cash provided by financing activities	654	2,747

Effects of exchange rate changes on cash and equivalents	4,702	737

Net change in cash and equivalents during period	(58,171)	24,080
Cash and equivalents, beginning of period	559,217	501,097

Cash and equivalents, end of period	$501,046	$525,177